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                                                       Exhibit 3 (ii)
                                             Revised as of February 1, 1994


                                 MOTOROLA, INC.
                                     BYLAWS


                                    ARTICLE I
                           OFFICES AND CORPORATE SEAL

     The registered office of the Corporation required by the Delaware General Corporation Law shall be 1209 Orange Street, Wilmington, Delaware, 19801, and the address of the registered office may be changed from time to time by the Board of Directors.

     The principal business office of the Corporation shall be located in the Village of Schaumburg, County of Cook, State of Illinois. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Illinois Business Corporation Act may be, but need not be, the same as its place of business in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

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                                      - 2 -


                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be sixteen (16). Each director shall hold office until his successor shall have been elected and qualified, or until his earlier death or resignation.

     SECTION 3. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office although less than a quorum.

     SECTION 4. COMPENSATION. Directors who also are employees of the Corporation shall not receive any additional compensation for services on the Board of Directors. By resolution of the Board of Directors a fixed sum may be allowed directors who are not employees of the Corporation for attendance at each regular or special meeting of the Board of Directors or any committee of the Board of Directors, and by resolution of the Board of Directors an additional fixed annual fee may be allowed directors who are not employees of the Corporation in consideration of other services and continuous interest and study of the affairs of the Corporation. Directors who are not also employees of the Corporation shall not participate in incentive, profit sharing, retirement or insurance programs or other employee benefits. By resolution of the Board of

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Directors travel and other expenses actually incurred may be allowed all directors for attendance at each regular or special meeting of the Board of Directors or any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 5. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation and the members of each committee shall designate a person to act as secretary of the committee to keep the minutes of, and serve the notices for, all meetings of the committee and perform such other duties as the committee may direct. Such person may, but need not be a member of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power and authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, and, unless the

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resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 6.  INDEMNIFICATION.

     (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving (at such time as such person is or was a director or officer of the Corporation) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such

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indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter "advances"); provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all advances if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the

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Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable

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                                      - 7 -


standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

     (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION 7. VALIDITY OF CONTRACTS. No contract or other transaction entered into by the Corporation shall be affected by the fact that a director or officer of the Corporation is in any way interested in or connected with any party to such contract or transaction, or himself is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the Corporation upon such contract or transaction;

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                                      - 8 -


provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or shareholders and the contract or transaction is authorized or approved in good faith by the shareholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the shareholders, or by the Board of Directors, or by a committee thereof.


                                   ARTICLE III
                             SHAREHOLDERS' MEETINGS

     SECTION 1. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Illinois.

     SECTION 2. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the first Tuesday in the month of May in each year, beginning with the year 1992, at the hour of 5:00 o'clock P.M., or at such other day and hour as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding

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business day.  If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman or by the Board of Directors.

     SECTION 4. VOTING - QUORUM. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Certificate of Incorporation or in the manner therein provided. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by Delaware law, the Certificate of Incorporation, or these Bylaws. No matter shall be considered at a meeting of shareholders except upon a motion duly made and seconded. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be

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present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 5. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     SECTION 6. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (twenty days if the shareholders are to approve a merger or consolidation) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the stock ledger of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each; which list, for a period of ten days prior to such meeting, shall be kept at the

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place where the meeting is to be held, or at another place within the city where the meeting is to be held, which other place shall be specified in the notice of meeting and the list shall be subject to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the shareholders entitled to examine such list or ledger or to vote at any meeting of shareholders.

     SECTION 8. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall

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be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury shares nor shares of the Corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

     Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by any officer thereof or pursuant to any proxy executed in the name of such corporation by any officer of such corporation in the absence of express written notice filed with the Secretary that such officer has no authority to vote such shares.

     Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.

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     A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     SECTION 10. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS FOR OTHER BUSINESS. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual or special meeting of the stockholders only (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record on the record date set with respect to such meeting as provided for in Section 8 or Article III, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 10. For nominations or proposals for other business to be properly brought before an annual or special meeting by a shareholder pursuant to clause (c) above, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for shareholder action under the Delaware General Corporation Law and a proper matter for consideration at such meeting under the Certificate of Incorporation and these Bylaws. To be timely, (i) in the case of special meetings of the shareholders, a shareholder's notice must be delivered to the secretary at the principal business office of the Corporation not earlier than the 90th day prior to such meeting and not later than the close of business on the

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later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) in the case of all annual meetings of shareholders, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set for (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Act of 1934, as amended (the "Exchange Act") (including, if and to the extent so required, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf of the

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proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination of proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Persons nominated by shareholders to serve as directors of the Corporation who have not been nominated in accordance with this
Section 10 shall not be eligible to serve as directors. Only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with this Section 10. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the shareholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for shareholder action at the meeting. For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this Section 10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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                                     - 16 -


                                   ARTICLE IV
                          BOARD OF DIRECTORS' MEETINGS

     SECTION 1. ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Shareholders.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 3. NOTICE. Notice of any special meeting shall be given at least 24 hours previous thereto by written notice delivered personally or by mail or telegram to each director at his business address or residence. If mailed, such notice shall be deemed to be given when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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     SECTION 4.  QUORUM.  One-third of the number of directors fixed by Section
2 of Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such one-third is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 5. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 6. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 7. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required to be taken at a meeting of directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

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                                     - 18 -


     SECTION 8. PARTICIPATION IN A MEETING BY TELEPHONE. Members of the Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.



                                    ARTICLE V
                       OFFICERS AND CHAIRMAN OF THE BOARD

     SECTION 1. NUMBER, ELECTION, APPOINTMENT, REMOVAL, VACANCY. The elected officers of the Corporation shall be one Vice Chairman of the Board and Chief Executive Officer, one or more other Vice Chairmen of the Board, a President, a Chairman of the Executive Committee, one or more Vice Presidents, a Treasurer, a Secretary and a Controller, each of whom shall be elected by the Board of Directors. The appointed officers of the Corporation shall be one or more Assistant Secretaries, each of whom shall be appointed by the Vice Chairman and Chief Executive Officer and shall serve at his pleasure. The Board of Directors may designate one or more Vice Presidents as Senior Executive Vice President, one or more Vice Presidents as Executive Vice President and one or more Vice Presidents as Senior Vice President. Such other officers as may be necessary may be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President. The

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                                     - 19 -


elected officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.
Each elected officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election shall not of itself create contract rights. A vacancy in any elected office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS. At its first meeting after the annual meeting of shareholders, the Board of Directors shall elect one of its own members to be the Chairman of the Board of Directors ("Chairman of the Board"). The Chairman of the Board shall work with the Board of Directors to define its structure, agenda and activities in order to fulfill its responsibilities and shall work with senior management to help ensure that matters for which management is responsible are appropriately reported to the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors and shall call and prescribe the content of such meetings. The Chairman of the Board shall lead the Board of Directors in its role of assessing the performance of the management of the Corporation. The Chairman of the Board shall also counsel the members of the Chief Executive Office, where appropriate, and shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Chairman of the Board may designate one or more other directors to exercise the functions and to have the authority of the Chairman of the Board during the absence or disability of the Chairman of the Board and prior to any action by the Board of Directors to fill any vacancy. The Board of Directors may remove or replace the Chairman of the Board at any time and any vacancy in such position because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 3. THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. The Vice Chairman of the Board of Directors and Chief Executive Officer ("Vice Chairman of the Board and CEO") shall be the senior executive officer of the Corporation and shall in general supervise and control all the business and affairs of the Corporation. He shall direct the policy of the Corporation; and he may delegate powers to any other officer of the Corporation. Except where by law the signature of such other officer is required, the Vice Chairman of the Board and CEO shall possess the same power as such other officer to sign all certificates, contracts and other instruments and documents of the Corporation which may be authorized by the Board of Directors or otherwise, and shall possess the same power as such other officer to take any action authorized by these Bylaws or by the Board of Directors or otherwise. He shall also perform such duties as may be prescribed by the Board of Directors or by the Chairman of the Board of Directors acting for the Board of Directors from time to time. In addition, the Board of Directors may appoint one or more other Vice Chairmen of the Board, who shall not be the Vice Chairman of the Board and CEO, who shall perform such other duties as may be prescribed by the Board of Directors, the Vice Chairman of the Board and CEO and the President from time to time.

     SECTION 4. THE PRESIDENT. The President, in the absence or disability of the Vice Chairman of the Board and CEO, shall exercise the functions and shall have the authority of the Vice Chairman of the Board and CEO. The President may sign, with the Secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors (if the signature of the Secretary or such other officer is required), certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, and other instruments and documents which may be authorized by the Board of Directors or otherwise, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time

     SECTION 5. THE CHAIRMAN OF THE EXECUTIVE COMMITTEE, SENIOR EXECUTIVE VICE PRESIDENTS, EXECUTIVE VICE PRESIDENTS, OFFICERS OF THE BOARD, SENIOR VICE PRESIDENTS AND THE CORPORATE VICE PRESIDENTS. The Chairman of the Executive Committee, Senior Executive Vice Presidents,

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                                     - 22 -


Executive Vice Presidents, Officers of the Board, Senior Vice Presidents and the Corporate Vice Presidents, in the order designated by the Board of Directors or the Chairman of the Board, shall exercise the functions and shall have the authority of the President during the absence or disability of the President. The Chairman of the Executive Committee, each Senior Executive Vice President, Executive Vice President, Officer of the Board, Senior Vice President and Corporate Vice President shall have such powers as may be designated and shall discharge such duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Office.

     SECTION 6. THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided by the Corporation for such purpose. He shall attend to giving and serving of all notices of the Corporation whereby meetings of the Board of Directors and shareholders are assembled. He shall provide lists of shareholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Delaware. He may sign, with any other officer, in the name of the Corporation, all contracts and other instruments requiring the seal of the Corporation and may affix the seal thereto. He shall have charge of such books and papers as the Board of Directors may direct. He shall in general perform all of the duties which are incident to the office of Secretary of a Corporation, subject at all times to the direction and control of the Board of Directors.

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                                     - 23 -


     SECTION 7. THE TREASURER. The Treasurer shall have the custody of all of the funds and securities of the Corporation. He shall be empowered to endorse on behalf of the Corporation all checks, notes or other obligations and evidences of the payment of money, payable to the Corporation or coming into his possession, and shall deposit the funds arising therefrom, together with all other funds of the Corporation, coming into his possession, in such banks as may be selected as the depositories of the Corporation, or properly care for them in such other manner as the Board of Directors may direct. All checks and other instruments drawn on or payable out of the funds of the Corporation and all bills, notes or other evidence of indebtedness shall be signed by such officers and employees as the Board of Directors may designate. Whenever required by the Board of Directors so to do, he shall exhibit a complete and true statement of property in his possession, custody or control. He shall provide for the entry regularly, in records belonging to the Corporation, a full and accurate account of all money received and paid on account of the Corporation, together with all other business transactions. He shall, at all reasonable times within the hours of business, exhibit his records and accounts to any director. He shall perform all duties which are incident to the office of Treasurer of a corporation, subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, he shall give bond, in such sum and with such securities as the Board of Directors may direct, for the faithful performance of his duties and for the safe custody of the funds and property of the Corporation coming into his possession.

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                                     - 24 -


     SECTION 8. THE CONTROLLER. The Controller shall be the Chief Accounting Officer of the Corporation and shall: (a) keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipt and disbursements in books belonging to the Corporation; and (b) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors.

     SECTION 9. STATUTORY DUTIES. Each respective officer shall discharge any and every duty, appertaining to his respective office, which is imposed on such officer by the provisions of any present or future statute of the State of Delaware.

     SECTION 10. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, the Chairman or the Board of Directors may delegate, for the time being, the duties of such officer to any other officer or to any director.

     SECTION 11. SALARIES. The salaries of the officers (except Assistant Secretaries) shall be fixed from time to time by the Board of Directors unless such authority has been delegated to a committee of the Board of Directors, in which case, salaries shall be fixed by such committee, subject to any limitations which may be contained in the resolution delegating such authority. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION 12. ASSISTANT SECRETARIES. The Vice Chairman of the Board and CEO may appoint, from time to time, as he may see fit, and may fix the

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                                     - 25 -


compensation of, one or more Assistant Secretaries, each of whom shall hold office during the pleasure of the Vice Chairman of the Board and CEO, and shall perform such duties as he may assign.


                                   ARTICLE VI

                      CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Vice Chairman of the Board and CEO or President, and by the Treasurer or the Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the Corporation.

     SECTION 2. TRANSFER OF CERTIFICATE. Transfer of shares of the Corporation shall be made only upon the records of the Transfer Agent appointed for this purpose, by the owner in person or by the legal

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                                     - 26 -


representative of such owner and, upon such transfer being made, the old certificates shall be surrendered to the Transfer Agent who shall cancel the same and thereupon issue a new certificate or certificates therefor. Whenever a transfer is made for collateral security, and not absolutely, the fact shall be so expressed in the recording of the transfer.

     SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and registrar of transfers and thereafter may require all stock certificates to bear the signature of such transfer agent and such registrar of transfers. The signature of either the transfer agent or the registrar, but not both, may be a facsimile.

     SECTION 4. REGISTERED HOLDER. The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim thereto, or interest therein, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

     SECTION 5. RULES OF TRANSFER. The Board of Directors also shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of the certificates for the shares of the Corporation.

     SECTION 6. LOST CERTIFICATES. Any person claiming a certificate for shares of this Corporation to be lost or destroyed, shall make affidavit of the fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Such person shall give to the Corporation a bond of indemnity with one or more sureties satisfactory to the Secretary, and in an amount which, in his judgment, shall be sufficient to save the Corporation from loss, and thereupon the proper officers may cause to be issued a new certificate of like tenor with the one alleged to be lost or destroyed. But the Secretary may recommend to the Board of Directors that it refuse the issuance of such new certificate in the event that the applicable provisions of the Uniform Commercial Code are not met.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the

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                                     - 28 -


Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

     SECTION 1. LOCATION. Complete books and records of account together with minutes of the proceedings of the meetings of the shareholders and Board of Directors shall be kept. A record of shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each, shall be kept by the Corporation at its registered office or principal place of business in the State of Illinois or at the office of a Transfer Agent or Registrar.

                                   ARTICLE IX

                                     NOTICES

     SECTION 1. MANNER OF NOTICE. Whenever, under the provisions of the Certificate of Incorporation or of the Bylaws of the Corporation or of the statutes of the State of Delaware, notice is required to be given to a shareholder, to a director or to an officer, it shall not be construed to mean personal notice, unless expressly stated so to be. And any notice so required (other than notice by publication) may be given in writing by depositing the same in the United States mail, postage prepaid, directed to the shareholder, director or officer, at his, or her, address as the same appears on the records of the Corporation, and the time when the same is mailed shall be deemed the time of the giving of such notice.

     SECTION 2. WAIVER OF NOTICE. Any shareholder, director or officer may, in writing, waive the giving and the mailing of any notice required to

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                                     - 29 -


be given or mailed either by and under the statutes of the State of Delaware or by and under the Bylaws.

                                    ARTICLE X

                                   FISCAL YEAR

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of January and terminate on the 31st day of December.

                                   ARTICLE XI

                                EMERGENCY BYLAWS

     The Emergency Bylaws provided in this Article XI shall be operative upon
(a) the declaration of a civil defense emergency by the President of the United States or by concurrent resolution of the Congress of the United States pursuant to Title 50, Appendix, Section 2291 of the United States Code, or any amendment thereof, or (b) upon a proclamation of a civil defense emergency by the Governor of the State of Illinois which relates to an attack or imminent attack on the United States or any of its possessions. Such Emergency Bylaws, or any amendments to these Bylaws adopted during such emergency, shall cease to be effective and shall be suspended upon any proclamation by the President of the United States, or the passage by the Congress of a concurrent resolution, or any declaration by the Governor of Illinois that such civil defense emergency no longer exists.

     SECTION 1. BOARD OF DIRECTORS' MEETINGS. During any such emergency, any meeting of the Board of Directors may be called by any officer of the Corporation or by any director. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the

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                                     - 30 -


meeting, which shall be at the head office of the Corporation at the time if feasible, and otherwise, any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or telegram, the notice shall be addressed to the director at his residence or business address, or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible in the judgment of the person giving the notice, to the other persons referred to in Section 2 below. Notice shall be given at least two days before the meeting, if feasible in the judgment of the person giving the notice, and otherwise on any shorter time he may deem necessary.

     SECTION 2. QUORUM. At any such meeting of the Board of Directors a quorum shall consist of three (3) members. If the directors present at any such meeting shall be fewer than three, other persons present as mentioned below to the number necessary to make up such quorum, shall be deemed directors for such meeting, if so designated by any director present or, in the absence of any director, by the senior officer present. Officers that are designated in the line of succession established pursuant to Bylaw Article XI, Section 3, that shall have been designated by the Board of Directors before the emergency, shall be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the line.

     SECTION 3. LINE OF SUCCESSION. The Board of Directors may provide, and may from time to time modify, and/or add to lines of succession in the event that during such emergency some or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     SECTION 4. CHANGE OF HEAD OFFICE. The Board of Directors, during any such emergency may, effective in the emergency, change the head office or designate several alternative head offices, or regional offices or authorize the officers to do so.

                                   ARTICLE XII

                                DIRECTOR EMERITUS

     SECTION 1. DIRECTOR EMERITUS. The Board of Directors may at any time and from time to time award to former members of the Board of Directors in recognition of their past distinguished service and contribution rendered to the Corporation the honorary title "Director Emeritus." The award of this title shall not constitute an election or appointment to the Board of Directors, nor to any office of the Corporation, nor the bestowal of any duties, responsibilities or privileges associated therewith; and accordingly no "Director Emeritus" shall be deemed a "Director" as that term is used in these Bylaws. The title "Director Emeritus" shall carry no compensation, and holders thereof shall not attend any meetings of the Board of Directors or Committees of the Board of Directors, nor shall they be specially privy to any confidential information arising from such meeting.

                                  ARTICLE XIII

                               AMENDMENT OF BYLAWS

     SECTION 1. AMENDMENT OF BYLAWS. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors by a majority vote of the directors present at the meeting.